Exhibit 10.1

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of January 19, 2007 (this “Agreement”), is between Sterling Energy plc., a company incorporated in England and Wales (“Buyer”), and the other party signatory hereto (the “Stockholder”).

WHEREAS, Whittier Energy Corporation, a Nevada corporation (the “Company”), Buyer and a subsidiary to be formed by Buyer (“Merger Sub”) have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Buyer (the “Merger”) and each issued and outstanding share (other than Dissenting Shares) of Company Common Stock will be converted into the right to receive the Merger Consideration;

WHEREAS, as of the date hereof the Stockholder owns of record, and has the right to vote and transfer the number of such shares of Company Common Stock set forth beside such Stockholder’s name on the signature page hereto (such shares of Company Common Stock, together with any other shares of Company Common Stock acquired by such Stockholder by purchase or otherwise from the date hereof through the termination of this Agreement, are collectively referred to herein as the “Shares”);

WHEREAS, as a condition and inducement to Buyer’s willingness to enter into the Merger Agreement, Buyer has requested that the Stockholder agree to enter into this Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1.
VOTING AGREEMENT; GRANT OF PROXY

Section 1.01           Voting Agreement.  (a) During the Term (as defined below) of this Agreement, Stockholder hereby irrevocably and unconditionally agrees to vote or cause to be voted all Shares that such Stockholder is entitled to vote to approve and adopt the Merger Agreement, the Merger and the transactions contemplated thereby (collectively, the “Proposed Transaction”) at any annual or special meeting of the stockholders of the Company, and at any adjournment thereof, at which the Proposed Transaction is submitted for the consideration and vote of the stockholders of the Company (“Company Stockholder Meeting”).

(b)           Stockholder hereby agrees that it shall vote or cause to be voted its Shares against the approval of (i) any Alternative Transaction Proposal, (ii) any extraordinary dividend or distribution by the Company or any of the Company Subsidiaries, (iii) any change in the capital structure of the Company or any of the Company Subsidiaries (other than pursuant to the Merger Agreement), (iv) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of the Company or any of the Company

Subsidiaries, with or involving any party other than as contemplated by the Merger Agreement, (v) any liquidation or winding up of the Company, (vi) any change in the composition or membership of the Company’s Board of Directors, other than as permitted by the Merger Agreement, and (vii) any other action that may reasonably be expected to impede, interfere with, delay, postpone or discourage the consummation of the Proposed Transaction or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of the Company under the Merger Agreement, that would adversely affect the Company or Bidder or their respective abilities to consummate the transactions contemplated by the Merger Agreement.

(c)           Stockholder hereby agrees that any agreement between or among the other holders of Company Common Stock or any of them that could be construed to limit its rights to enter into this Agreement, perform hereunder, or restrict the Company’s ability to consummate the Merger is amended to the full extent necessary to assure that entering into this Agreement and performance hereunder are permitted under each such agreement without breach thereof.

Section 1.02           Irrevocable Proxy.   Stockholder hereby irrevocably and unconditionally revokes any and all previous proxies granted with respect to its Shares.  By entering into this Agreement, Stockholder hereby irrevocably and unconditionally grants a proxy appointing a designee of Buyer (“Designee”) as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power on the matters described in Section 1.01 as Designee or its proxy or substitute shall, in Designee’s sole discretion, deem proper with respect to Stockholder’s Shares.  The proxy granted by Stockholder pursuant to this Section 1.02 is coupled with an interest and is irrevocable and is granted in consideration of Buyer’s entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses.  The Stockholder hereby ratifies and approves of each and every action taken by a Designee pursuant to the foregoing proxy.  Stockholder shall perform such further acts and execute such further documents as may be required to vest in Designee the sole power to vote such Stockholder’s Shares.  Notwithstanding the foregoing, the proxy granted by Stockholder shall terminate at the end of the Term.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder, severally and not jointly, represents and warrants to Buyer that:

Section 2.01           Authorization.  (a) If Stockholder is not an individual, the Stockholder has full legal power, authority and right to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by the Stockholder, and the Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action.  This Agreement constitutes a valid and binding Agreement of such Stockholder, enforceable against the Stockholder in accordance with its terms.

(b)           If Stockholder is married and the Shares set forth on the signature page hereto opposite such Stockholder’s name constitute community property under applicable laws, this

Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse.  If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

(c)           As of the date hereof and for as long as this Agreement remains in effect (including the date of the Company Stockholder Meeting), such Stockholder has full legal power, authority and right to vote all of the Shares then owned of record or beneficially by such Stockholder in favor of the approval and authorization of the Proposed Transaction without the consent or approval of, or any other action on the part of, any other Person.  Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any Person with respect to any of the Shares, granted any Person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposited any of the Shares in a voting trust or entered into any arrangement or agreement with any Person limiting or affecting its legal power, authority or right to vote the Shares on any matter.

Section 2.02           Non-Contravention.  The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby do not and shall not (i) if Stockholder is not an individual, violate any organizational documents of Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder, (iv) result in the imposition of any Lien on any asset of Stockholder, or (v) violate any other agreement, arrangement or instrument to which Stockholder is a party or by which Stockholder (or any of its assets) is bound, except (A) for any reports under Sections 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or (B) as would not prevent, delay or otherwise impair Stockholder’s ability to perform its obligations hereunder.

Section 2.03           Ownership of Shares.  Stockholder is the beneficial and record owner of, and has the right to vote, the Shares, free and clear of any Lien, option, right of first refusal, co-sale rights or any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares) except for any such encumbrances arising hereunder.  The term “beneficial owner” and all correlative expressions are used in this Agreement as defined in Rules 13d-3 and 16a-1 under the Securities Exchange Act of 1934, as amended.  None of the Shares is subject to any voting trust or other agreement, arrangement or instrument with respect to the voting of such Shares.

Section 2.04           Total Shares.  Except for the Shares and the other securities of the Company convertible or exchangeable for shares of Company Common Stock set forth beside Stockholder’s name on the signature page hereto, Stockholder does not beneficially own any other shares of Company Common Stock or securities of the Company convertible into or exchangeable for shares of Company Common Stock.

Section 2.05           Reliance by Buyer.  Such Stockholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Stockholder and the Company that:

Section 3.01           The execution and delivery of this Agreement and the Merger Agreement (the “Transaction Documents”) by Buyer and the performance by Buyer of its obligations thereunder and the consummation of the Proposed Transaction have been duly authorized by all necessary action on the part of Buyer. Each of the Transaction Documents has been duly executed and delivered by, and constitutes a valid and binding agreement of, Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by or subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors and of general principles of equity.

Section 3.02           Neither the execution and delivery of the Transaction Documents nor the performance by Buyer of its obligations thereunder will result in a violation of, or a default under, or conflict with, (A) any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Buyer is a party or bound, except, in the case of clause (B), as would not prevent, delay or otherwise materially impair Buyer’s ability to perform its obligations thereunder or consummate the Merger. Execution, delivery and performance of the Transaction Documents by Buyer will not violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Buyer or the Shares, except (x) for any reports under Sections 13(d) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or (y) as would not reasonably be expected to prevent, delay or otherwise materially impair Buyer’s ability to perform its obligations thereunder or consummate the Merger.

Section 3.03           There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including any investigation or partial proceeding, such as a deposition), domestic or foreign, pending, or to the knowledge of Buyer threatened, that could prevent the consummation of, materially impair or materially delay the Merger or any of the transactions contemplated hereby.

ARTICLE 4.
COVENANTS OF STOCKHOLDERS

Stockholder hereby covenants and agrees that:

Section 4.01           No Interference; No Transfers.  (a) Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies (revocable or irrevocable) or enter into any voting trust, power of attorney or other agreement or arrangement with respect to the voting of any Shares in a manner inconsistent with the terms of this Agreement, (ii) voluntarily take any action that would or is reasonably likely to (A) make any representation or warranty contained herein untrue or incorrect in any material respect or (B) have the effect in any respect of preventing such Stockholder from performing its obligations under this Agreement, or (iii) Transfer (or agree to Transfer) any of the Stockholder’s Shares; provided, however, that the restrictions in this Section 4.01 shall not be deemed violated by any Transfer of Shares pursuant to a cashless exercise of stock options or warrants.

(b)           The term “Transfer” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or sufferance of a Lien in or upon, or the gift, placement in trust, or the constructive sale or other disposition of such security (other than transfers by testamentary or intestate succession or otherwise by operation of law) of any right, title or interest therein (including but not limited to any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, constructive sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the forgoing.  The term “constructive sale” means a short sale with respect to a security (or substantially similar security), entering into or acquiring an offsetting derivative contract with respect to such security (or substantially similar security), entering into or acquiring a futures or forward contract to deliver such security (or substantially similar security) or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

Section 4.02           Other Offers.  Such Stockholder shall not, directly or indirectly, (i) take any action to solicit, initiate or encourage (or authorize any Person to solicit, initiate or encourage) any Alternative Transaction Proposal, (ii) participate in any discussion or engage in negotiations with, or disclose any nonpublic information relating to the Company or any of the Company Subsidiaries or afford access to the properties, books or records of the Company or any of the Company Subsidiaries to, any Person that may be considering making, or has made, an Alternative Transaction Proposal or has agreed to endorse an Alternative Transaction Proposal or any request for nonpublic information relating to the Company or any of the Company Subsidiaries or for access to the properties, books or records of the Company or any of the Company Subsidiaries by any Person that may be considering making, or has made, an Alternative Transaction Proposal and shall advise Buyer of the status and material details of any such Alternative Transaction Proposal or request, (iii) approve, endorse or recommend any of the foregoing, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any of the foregoing.

Section 4.03           Appraisal Rights.  Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that Stockholder may have (whether under applicable law or otherwise) with respect to any Shares or any other shares of Company Capital Stock which may arise with respect to the Merger.

Section 4.04           Additional Shares.  If after the date hereof, the Stockholder acquires beneficial or record ownership of any additional shares of Company Capital Stock (any such shares, “Additional Shares”), including without limitation, upon exercise of any option, warrant, right to acquire Additional Shares or through any stock dividend or stock split, the provisions of this Agreement applicable to the Shares shall thereafter be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof.  The provisions of the immediately preceding sentence shall be effective with respect to Additional Shares without action of any Person immediately upon the acquisition by the Stockholder of such Additional Shares.

ARTICLE 5.
MISCELLANEOUS

Section 5.01           Amendments; Termination.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.  This Agreement shall terminate on the earliest of (i) the Effective Time, (ii) the date of termination of the Merger Agreement in accordance with its terms, (iii) the mutual consent of Buyer and Stockholder, (iv) the date of any amendment, waiver or modification to the Merger Agreement in a manner that reduces the Merger Consideration, or (v) July 19, 2007 (such period from the date hereof until such termination is referred to herein as the “Term”).  In the event of termination of this Agreement as provided in this Section 5.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party to this Agreement and this Article 5, except that nothing herein will relieve any party from liability for any willful breach engaged in prior to such termination of any representation, warranty or covenant set forth in this Agreement.

Section 5.02           Costs and Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.03           Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, except that Buyer may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Buyer, but no such assignment shall relieve Buyer of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

Section 5.04           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 5.05           Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.  Delivery of an executed counterpart of this Agreement by facsimile shall be effective to the fullest extent permitted by applicable law.

Section 5.06           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 5.07           Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”  to the extent such words do not already follow any such term.  The word “or” shall not be exclusive.  The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  Other than Section 1.01(c), this Agreement is an agreement between each of the Stockholders, on the one hand, and Buyer, on the other hand, and is not an agreement among the Stockholders.

Section 5.08           Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 5.10, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 5.09           Entire Agreement; No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 5.10           Submission to Jurisdiction.  All disputes relating to this Agreement or any of the transactions contemplated by this Agreement shall be subject to the exclusive jurisdiction of the federal or state courts in Houston, Texas.  Each of the parties hereto (i) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (ii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the federal or state courts in Houston, Texas; and (iii) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 5.11           Acknowledgment.  Buyer acknowledges that each Stockholder signs solely in its capacity as the record and/or beneficial (as applicable) owner of the Shares and nothing herein shall limit or affect any actions taken by such Stockholder, or require such Stockholder to take any action, in his or her capacity as an officer or director of the Company including to disclose information acquired solely in his or her capacity as an officer or director.

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IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date and year first above written.

STERLING ENERGY PLC

By:
Name:
Title:

By:
Name:
Title:

[Spouse of each stockholder that is an individual]

By:
Name:
Title:

By:
Name:
Title: